Exhibit 99.1

RED LION HOTELS CORPORATION ANNOUNCES PRICING OF

PUBLIC OFFERING OF COMMON STOCK

SPOKANE, Wash., December 15, 2016 - (GLOBE NEWSWIRE) — Red Lion Hotels Corporation (“RLHC” or the “company”) (NYSE:RLH), a growing hospitality company that operates and franchises upscale, midscale and economy hotels, today announced the pricing of its previously announced underwritten public offering of 2,250,000 shares of its common stock at a public offering price of $8.00 per share, for net proceeds, after underwriting discounts and commissions, but before estimated expenses of the offering payable by the company, of $16.9 million. As part of the offering the company granted the underwriters a 30-day option to purchase up to an additional 249,999 shares of its common stock to cover over-allotments, if any. All shares of common stock to be sold in the offering will be offered by the company.

The company expects to close the offering on or about December 20, 2016, subject to the satisfaction of customary closing conditions. The company intends to use the net proceeds from the offering for general corporate purposes, which may include pursuing acquisitions and supporting its working capital needs, although no specific acquisitions are currently contemplated.

Craig-Hallum Capital Group LLC and B. Riley & Co., LLC are acting as the joint book-running managers for the offering.

A shelf registration statement on Form S-3 (File No. 333-212790) relating to the shares of common stock being offered has been declared effective by the Securities and Exchange Commission (“SEC”). This offering may only be made by means of a prospectus supplement and the accompanying prospectus. Copies of the preliminary prospectus supplement and accompanying prospectus related to the offering were filed with the SEC on December 14, 2016, and when the final prospectus supplement and accompanying prospectus are filed with the SEC, each may be obtained by visiting EDGAR on the SEC’s website at www.sec.gov; from Craig-Hallum Capital Group LLC, 222 South Ninth Street, Suite 350, Minneapolis, MN 55402, by telephone at 612-334-6300, or by email at prospectus@chlm.com; or from B. Riley & Co., LLC, 11100 Santa Monica Blvd., Suite 800, Los Angeles, CA 90025, by telephone at 888-295-0155, or by email at capitalmarkets@brileyco.com.

This press release shall not constitute an offer to sell or the solicitation of any offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About RLHC

Red Lion Hotels Corporation, established in 1959, is an international hospitality company primarily engaged in the franchising, management and ownership of upscale, midscale and economy hotels under the Hotel RL, Red Lion Hotels, Red Lion Inn & Suites, GuestHouse, Settle Inn, Vantage Hotels, Americas Best Value Inn, Canadas Best Value Inn, Lexington by Vantage, America’s Best Inns & Suites, Country Hearth Inns, Jameson Inn, Signature Inn and 3 Palms Hotels & Resorts brands. The company also owns and operates an entertainment and event ticket distribution business under the brand name TicketsWest. For more information, please visit the company’s website at www.rlhco.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of federal securities law, including statements concerning plans, objectives, goals, strategies, projections of future events or performance and underlying assumptions (many of which are based, in turn, upon further assumptions). The forward-looking statements in this press release are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those expressed. For example, forward-looking statements include statements related to current market conditions and expectations related to the proposed public offering. The proposed offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering. Additional risks and uncertainties include, among others, economic cycles; international conflicts; changes in future demand and supply for hotel rooms; competitive conditions in the lodging industry; relationships with franchisees and properties; impact of government regulations; ability to obtain financing; changes in energy, healthcare, insurance and other operating expenses; ability to sell non-core assets; ability to locate lessees for rental property; dependency upon the ability and experience of executive officers and ability to retain or replace such officers as well as other matters discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2015, and in other documents filed by the company with the SEC. RLHC disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact

Evelyn Infurna

O: 203-682-8265

C: 203-856-2088

Investor.relations@redlion.com